UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 21, 2017
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 9,358,529 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 7,004,772 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting and the results of the votes cast thereupon:

Proposal 1. To elect seven directors to the Company’s Board of Directors serving until the next Annual Meeting to be held in 2018.

Nominee	For	Withhold	Broker Non-Vote
Jeff Hastings	5,686,266	174,254	1,144,252
Brian Beatty	5,695,737	164,783	1,144,252
L. Melvin Cooper	5,692,208	168,312	1,144,252
Gary Dalton	5,695,637	164,883	1,144,252
Michael Faust	5,838,809	21,711	1,144,252
Michael Kass	5,838,278	22,242	1,144,252
Jacob Mercer	5,838,385	22,135	1,144,252

Proposal 2. To vote on a proposal to ratify the selection of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain
6,842,207	39,705	122,860

As a result, the stockholders of the Company elected the seven nominees as directors of the Company and ratified the selection of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 21, 2017                SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary